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                                                                    EXHIBIT 23.4




    Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.


We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated by the Securities and Exchange Commission pursuant to such Act.



                                    /s/ Smith, Anderson, Blount,
                                        Dorsett, Mitchell & Jernigan, L.L.P.